Exhibit 10.5


                               E L L E N  T R A C Y


                                                         As of September 8, 1998


Gargoyles, Inc.
5866 South 194th Street
Kent, Washington 98032

Attn:      Mr. Leo Rosenberger
           Mr. Douglas B. Hauff

Ladies and Gentlemen:

     Reference is made to that certain License Agreement between Ellen Tracy, Inc. ("Ellen Tracy") and Gargoyles Acquisition Corporation II, now known as Private Eyes Sunglass Corporation ("Licensee"), a wholly-owned subsidiary of Gargoyles, Inc. ("Gargoyles"), dated as of May, 1997 (the "Agreement"). Defined terms used herein shall have the same meanings as in the Agreement.

     This shall confirm that, by mutual agreement of Ellen Tracy and Licensee, the Agreement shall terminate as of September 8, 1998 (the "Termination Date"). All accrued but unpaid Guaranteed Minimum Royalties in the amount of $214,375.00 shall be paid to Ellen Tracy by delivery concurrently with the execution hereof of (i) a Promissory Note made by Licensee, and (ii) a Guaranty, made by Gargoyles, guaranteeing Licensee's obligations under such Promissory Note. On the Termination Date, all rights granted to Licensee pursuant to the Agreement shall revert to Ellen Tracy. Pursuant to Section 20(a) of the Agreement, Licensee agrees that, following the Termination Date, Licensee shall cease all manufacturing, by itself or by any third party with whom it has contracted, of any Licensed Articles, other than Licensed Articles which are part of the August line which are to be delivered in October and November of 1998, and shall destroy or efface any items used to reproduce Licensed Properties. Furthermore, upon countersignature of this letter and delivery thereof to Ellen Tracy, Licensee will deliver to Ellen Tracy (a) any and all artwork used or created by it in connection with the Agreement, and (b) if Licensee has any unsold Licensed Articles in inventory on the Termination Date, a complete and accurate statement of the kinds and numbers of such unsold Licensed Articles. Provided that Licensee has delivered to Ellen Tracy the Promissory Note referred to above for an amount equal to the Owed Royalties and Gargoyles has delivered the Guaranty referred to above, Licensee may continue to sell such unsold inventory for a limited period of 180 days following the Termination Date (the "Sell-Off Period") and shall pay Ellen Tracy Actual Royalties with respect to any such sales. If any such inventory remains unsold at the end of the Sell-Off Period, such Licensed Articles either shall be destroyed or all Licensed Properties removed or obliterated therefrom. In no event may Licensee sell or distribute any Licensed Articles following the expiration of the Sell-Off Period.


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                               E L L E N  T R A C Y

Gargoyles, Inc.
As of September 8, 1998
Page 2

     Ellen Tracy and Licensee hereby each waive all defaults (if any) occurring prior to the Termination Date and hereby release each other and their respective affiliates, successors, assigns, directors, officers and agents from any and all liabilities for payments of royalties and all other obligations of the parties arising under the Agreement prior to the Termination Date, other than (i) those obligations of the parties set forth in this letter and in the Promissory Note and Guaranty referred to above, and (ii) Licensee's obligation to pay Ellen Tracy Actual Royalties with respect to sales of Licensed Articles during the Sell-Off Period.

     This letter agreement contains the entire understanding of the parties regarding the termination of the Agreement and supersedes all prior agreements and understandings of the parties relating thereto.

     Please acknowledge your agreement with the foregoing by signing, in the space below, the enclosed two copies of this letter and returning one to the undersigned.


                                      Very truly yours,

                                      ELLEN TRACY, INC.



                                      By: /s/ Howard Rosenberger
                                          ----------------------
                                          Howard Rosenberger



AGREED TO:

GARGOYLES, INC., on behalf of itself and its wholly-owned subsidiary, GARGOYLES ACQUISITION CORPORATION II, now known as
Private Eyes Sunglass Corporation



By:  /s/ Leo Rosenberger
     -------------------------------
     Leo Rosenberger, CEO & CFO